UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2011

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

EpiCept Corporation (the "Company") held its Reconvened Annual Meeting of Stockholders on June 27, 2011. Stockholders voted to approve a proposal (the "Reverse Split Proposal") to give the Company’s Board of Directors the ability to effect a reverse stock split of its outstanding common stock at a ratio in the range of one for two (1:2) to one for six (1:6), to be determined at the discretion of the Company’s Board of Directors.

The results of the vote taken at the Annual Meeting on June 27, 2011 for the Reverse Split Proposal are as follows:

Proposal 3: To give the Company’s Board of Directors the ability to effect a reverse stock split of its outstanding common stock at a ratio in the range of one for two (1:2) to one for six (1:6), to be determined at the discretion of the Company’s Board of Directors.

Votes For: 35,748,396
Votes Against: 6,092,345
Votes Abstained: 368,279
Broker Non-Votes: n/a

Item 7.01 Regulation FD Disclosure.

At EpiCept Corporation’s reconvened Annual Meeting of Stockholders on June 27, 2011, Robert Savage, the company’s Chairman, and Jack Talley, the company’s President and CEO, made certain remarks about the company’s business, a transcript of which is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On June 27, 2011 EpiCept Corporation announced that it has received initial written responses from the U.S. Food and Drug Administration (FDA) regarding the Company’s application for a Special Protocol Assessment (SPA) of the Ceplene® (histamine dihydrochloride) Phase III protocol. Ceplene, which is administered in conjunction with low-dose interleukin-2 (IL-2), is EpiCept’s maintenance therapy for patients with acute myeloid leukemia (AML) in first remission. Among those responses, the FDA noted that in contrast to its earlier position it is now proposing that the trial attempt to isolate Ceplene’s effect by including an IL-2 monotherapy arm in the trial protocol. The FDA has invited the Company to request a meeting to discuss its responses to the Company’s application.

In its initial protocol submission, EpiCept proposed a two-arm trial comparing the efficacy of maintenance therapy with Ceplene in conjunction with IL-2 to investigator’s choice, which is often no treatment.

EpiCept intends to meet with the FDA as soon as possible to reconcile this response with the position taken at its meeting with the Company in October 2010 in which an IL-2 monotherapy arm was not part of the agreed-upon trial design, and to discuss other responses to the SPA application. The Company retains the right to appeal any decision by the FDA’s Office of Oncology Drug Products.

Item 9.01 Financial Statements and Exhibits.

99.1 Transcript of EpiCept Managements's Remarks on June 27, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

June 27, 2011	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Transcript of EpiCept Managements's Remarks on June 27, 2011.